Exhibit 99.2

     PERMA-FIX REPORTS RECORD PROFIT FOR FIRST QUARTER, ENDED MARCH 31, 2006

               - Revenue for Nuclear Segment Climbs 11.6 Percent -

    ATLANTA, May 9 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI; Germany: PES.BE) today announced financial results for the first quarter ended March 31, 2006. Revenues for the first quarter of 2006 were $21.1 million versus $21.4 million for the first quarter of 2005, a decrease of 1.5%.

    Income from continuing operations for the quarter rose to $1.1 million, from $109,000 in the same period a year ago. Net income applicable to common stock for the quarter grew to a record $678,000, or $0.02 per share, from a net loss applicable to common stock of $168,000 or $0.00 per share, for the same period a year ago. The 2006 net income applicable to common stock included a loss from discontinued operations of $450,000 from expenses incurred at the Company's discontinued operations in Detroit and Pittsburgh.

    Dr. Louis F. Centofanti, Perma-Fix chairman and chief executive officer, said, "This was Perma-fix's best first quarter. In addition to achieving record first quarter net income, the Nuclear segment is now on a dynamic track."

    "Going forward, we envision continued growth in the Nuclear segment. The segment's continued growth is allowing it to handle new mixed waste streams which we have not previously handled, as evidenced by a new government contract that our Nuclear segment entered into during the first quarter of 2006. This contract has a potential value of approximately $9.4 million over the term of the contract. In addition, we believe that the recently announced certification received by our Nuclear segment to dispose of certain types of nuclear related waste at the Nevada Test site will also assist in its growth.

    "Moreover," Centofanti added, "we are anticipating a good year as a whole. The performance of the Industrial segment is improving as demonstrated by the increase in gross profit percentage from 18.8% in 2005 to 21.6% in 2006; we are now near completion of lower margin contracts and we have discontinued our unprofitable operations in Michigan and Pittsburgh.

    Revenues for the Nuclear segment rose 11.6% to $12.2 million, reflecting growing sales and new contracts in the mixed waste market. Revenue for the Industrial segment was $8.2 million versus $9.8 million in the same quarter of the previous year.

    The table below presents certain financial information for the business segments, excluding allocation of corporate expenses.

                                     Quarter Ended March 31, 2006
                               ----------------------------------------
    (In thousands)              Industrial      Nuclear      Engineering
    ------------------------   -----------    -----------   -----------
    Net revenues               $     8,222    $    12,158   $       738

    Gross profit                     1,777          4,821           232

    Segment profit (loss)              (89)         2,706            91

                                     Quarter Ended March 31, 2005
                               ----------------------------------------
                                Industrial      Nuclear     Engineering
                               -----------    -----------   -----------
    Net revenues               $     9,771    $    10,896   $       763

    Gross profit                     1,836          3,546           155

    Segment profit (loss)             (166)         1,631            31

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the Nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The Industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the information concerning continued growth in the Nuclear segment, handling new mixed waste streams as evidenced by a new government contract having a potential value of approximately $9.4 million; potential growth as a result of a recently received certification that our Nuclear segment received to dispose of certain types of nuclear waste at the Nevada Test site; and anticipating a good year as a whole. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our technologies, that neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any contract granted to us prior to expiration of the term of the contract as such contracts are generally terminable or renegotiable on 30 day notice, at the government's option; or the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; that pending or future litigation or administrative proceeding (including, but not limited to, the pending proceedings brought by the U.S. Environmental Protection Agency against Perma-Fix of Dayton, Inc. ("PFD") alleging that PFD's operations require it to operate under a title V Air permit and a citizens' suit against PFD alleging similar matters) is resolved unfavorably to us, and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2005 Form 10-K and the "Forward-Looking Statements" discussed in our Form 10-Q for the first quarter of 2006. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                        Three Months Ended
                                                             March 31,
(Amounts in Thousands, Except for Per Share        ----------------------------
 Amounts)                                              2006            2005
------------------------------------------------   ------------    ------------
Net revenues                                       $     21,118    $     21,430
Cost of goods sold                                       14,288          15,893
Gross profit                                              6,830           5,537

Selling, general and administrative expenses              5,241           4,665
Gain on disposal of property and equipment                    3               -
Income from operations                                    1,586             872

Other income (expense):
Interest income                                              33               1
Interest expense                                           (357)           (412)
Interest expense-financing fees                             (49)           (111)
Other                                                       (13)            (28)
Income from continuing operations before taxes            1,200             322
Income tax expense                                           72             213
Income from continuing operations                         1,128             109

Loss from discontinued operations                          (450)           (246)
Net income (loss)                                           678            (137)

Preferred Stock dividends                                     -             (31)
Net income (loss) applicable to Common Stock       $        678    $       (168)

Net income (loss) per common share - basic
Continuing operations                              $        .03    $          -
Discontinued operations                                    (.01)              -
Net income per common share                        $        .02    $          -

Net income (loss) per common share - diluted
  Continuing operations                            $        .03    $          -
  Discontinued operations                                  (.01)              -
Net income per common share                        $        .02    $          -

Number of shares and potential common shares
 used in net income (loss) per common share:
Basic                                                    44,831          41,778
Diluted                                                  45,349          44,539

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                     March 31,     December 31,
(Amounts in Thousands, Except for Share Amounts)       2006           2005
------------------------------------------------   ------------    ------------
                                                    (Unaudited)

ASSETS
Current assets
Cash                                               $         68    $         94
Restricted cash                                             501             511
Accounts receivable, net of allowance for
 doubtful accounts of $467 and $512                      13,562          16,609
Unbilled receivables                                     13,975          11,948
Prepaid expenses and other                                3,302           3,656
Current assets of discontinued operations                     -              60
Total current assets                                     31,408          32,878

Net property and equipment                               43,778          44,480

Net property and equipment of discontinued
 operations                                                 716             806
Permits                                                  13,246          13,188
Goodwill                                                  1,330           1,330
Finite Risk Sinking Fund                                  4,361           3,339
Other assets                                              2,297           2,504
Total assets                                       $     97,136    $     98,525

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                   $      4,842    $      6,053
Accrued expenses and other                               15,818          17,603
Current liabilities of discontinued operations              302             628
Current portion of long-term debt                         2,512           2,678
Total current liabilities                                23,474          26,962

Other long-term liabilities                               9,452           9,279
Long-term liabilities of discontinued operations          3,149           3,149
Long-term debt, less current portion                     11,906          10,697
Total long-term liabilities                              24,507          23,125

Total liabilities                                        47,981          50,087

Commitments and Contingencies                                 -               -

Preferred Stock of subsidiary, $1.00 par value;
 1,467,396 shares authorized, 1,284,730
 shares issued and outstanding, liquidation
 value $1.00 per share                                    1,285           1,285

Stockholders' equity:
Common Stock, $.001 par value;
 75,000,000 shares authorized,
 45,824,926 and 45,813,916 shares
 issued, including 988,000 shares held
 as treasury stock, respectively                             46              46
Additional paid-in capital                               82,219          82,180
Accumulated deficit                                     (32,533)        (33,211)
                                                         49,732          49,015
Less Common Stock in treasury at cost;
 988,000 shares                                          (1,862)         (1,862)

Total stockholders' equity                               47,870          47,153

Total liabilities and stockholders' equity         $     97,136    $     98,525

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             05/09/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-770-587-5155; or James Kautz, jkautz@epochfinancial.com, or
J. Todd Atenhan, both of EPOCH Financial Group, Inc., 1-888-917-5105; or Herbert Strauss, European Investor Relations,
+43-316-296-316, herbert@eu-ir.com; or Stephanie Stern of Stern & Co., +1-212-888-0044 /
    /Web site:  http://www.perma-fix.com /